Exhibit 99.1

Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2023 Financial Results
Net sales increased 9.3%
Comparable store sales increased 6.4%
GAAP net income increased 55.1% with diluted EPS of $0.27
Adjusted EBITDA(1) increased 20.0% to $68.1 million
Company updates key guidance for fiscal 2023
Emeryville, CA – November 7, 2023 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the third quarter of fiscal 2023 ended September 30, 2023.
Highlights for Third Quarter Fiscal 2023 as compared to Third Quarter Fiscal 2022:
•Net sales increased by 9.3% to $1.00 billion.
•Comparable store sales increased by 6.4%, driven by a 8.6% increase in the number of transactions partially offset by a 1.9% decrease in average transaction size.
•Gross margin increased to 31.4%, 80 basis points over the third quarter of last year.
•In late August, the Company implemented new technology platforms and, as a result, experienced disruptions which are estimated to have negatively impacted comparable store sales by approximately 150 basis points and gross margin by 50 basis points in the third quarter.
•The Company opened eight new stores, ending the quarter with 455 stores in eight states.
•Net income increased 55.1% to $27.1 million, or $0.27 per diluted share.
•Adjusted EBITDA(1) increased by 20.0% to $68.1 million, or 6.8% of net sales.
•Adjusted net income(1) increased by 23.4% to $31.0 million, or $0.31 per adjusted diluted share(1).
"We are pleased with our third quarter performance and the underlying trends in our business," said RJ Sheedy, CEO of Grocery Outlet. "During the third quarter, we implemented new systems to improve capabilities and drive efficiencies as we scale for future growth. Despite operational challenges during the transition, we delivered strong results including same store sales growth, gross margin expansion, and bottom-line leverage. Our value proposition continues to resonate with consumers, and we are gaining market share."
Mr. Sheedy continued, "We are extremely proud to have recently published our first annual ESG report. This report showcases the positive impact that we have on our communities, our people, and our planet. Our mission of Touching Lives for the Better has always been at the heart of our business, and fulfilling this purpose has resulted in positive environmental and social impact throughout our 77-year history."
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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of our non-GAAP financial measures below for additional information about these items.

Highlights for the 39 Weeks Ended September 30, 2023 as compared to the 39 Weeks Ended October 1, 2022:
•Net sales increased by 12.6% to $2.98 billion.
•Comparable store sales increased by 9.2%, driven by a 8.6% increase in the number of transactions and a 0.5% increase in average transaction size.
•Net income increased 32.9% to $65.3 million, or $0.65 per diluted share.
•Adjusted EBITDA(1) increased by 25.8% to $201.7 million.
•Adjusted net income(1) increased by 26.2% to $89.9 million, or $0.89 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $155.7 million at the end of the third quarter of fiscal 2023.
•Total debt was $294.5 million at the end of the third quarter of fiscal 2023, net of unamortized debt issuance costs.
•Net cash provided by operating activities during the third quarter of fiscal 2023 was $119.1 million.
•Capital expenditures for the third quarter of fiscal 2023, before the impact of tenant improvement allowances, were $52.5 million, and, net of tenant improvement allowances, were $42.7 million.
Outlook:
The Company is updating key guidance figures for fiscal 2023 as follows:

	Current	Previous
New store openings, net	27	25 to 28
Net sales	~$3.95 billion	~$3.95 billion
Comparable store sales increase	7.0% to 7.5%	7.0% to 8.0%
Gross margin	~31.2%	~31.3%
Adjusted EBITDA(1)	$248 million to $252 million	$254 million to $260 million
Adjusted earnings per share — diluted(1)	$1.04 to $1.06	$1.04 to $1.08
Capital expenditures (net of tenant improvement allowances)	~$155 million	~$155 million
The above-referenced full year guidance reflects the Company's estimates of system implementation impacts to fourth quarter comparable store sales of approximately 300 basis points and to fourth quarter gross margin of approximately 150 basis points.

Conference Call Information:
A conference call to discuss the third quarter fiscal 2023 financial results is scheduled for today, November 7, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13741237. The replay will be available for approximately two weeks after the call.
Reclassification of Certain Statements of Operations and Comprehensive Income Items:
In the first quarter of fiscal 2023, in order to enhance the comparability of our results with our peers, we updated our presentation of the condensed consolidated statements of operations and comprehensive income to include depreciation and amortization expenses and share-based compensation expenses within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to current period presentation. The reclassification of these items had no impact on net income, earnings per share, or retained earnings in the current or prior periods.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance. Management believes it is useful to investors and analysts to evaluate these non-GAAP financial measures on the same basis as management uses to evaluate the Company's operating results. Management uses these non-GAAP financial measures to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.
Beginning with the fourth quarter of fiscal 2022, we updated our definitions of adjusted EBITDA, adjusted net income and adjusted earnings per share to no longer exclude the impact of non-cash rent expense and the provision for accounts receivable reserves. See the "Operating Metrics and Non-GAAP Financial Measures" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for more information.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, business and market trends, our objectives for future operations, macroeconomic and geopolitical conditions, and the sufficiency of our cash balances, working capital and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; failure to open, relocate or remodel stores on schedule and on budget (including due to increased lead times to acquire materials, obtain permits and licenses as well as higher construction related costs); inflation (resulting in part from various supply disruptions, increased shipping and transportation costs, increased commodity costs, increased labor costs in the supply chain, increased selling, general and administrative expenses and the uncertain economic environment) and other changes affecting the market prices and supply of the products the Company sells; risks associated with newly opened stores; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to participate effectively in the growing online retail marketplace; natural or man-made disasters, unusual weather conditions (which may become more frequent due to climate change), power outages, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; unexpected costs and negative effects if the Company incurs losses not covered by insurance; inability to attract, train and retain highly qualified employees; risks associated with macroeconomic and geopolitical conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; failure of the Company's independent operators ("IOs") to successfully manage their business; failure of the IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; material disruption to information technology systems; risks associated with products the Company and its IOs sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 450 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland and New Jersey.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$1,003,913	$918,185	$2,979,635	$2,647,271
Cost of sales	688,222	637,550	2,036,831	1,836,336
Gross profit	315,691	280,635	942,804	810,935
Selling, general and administrative expenses	278,134	255,948	835,948	739,909
Operating income	37,557	24,687	106,856	71,026
Other expenses:
Interest expense, net	4,226	4,798	14,911	12,355
Loss on debt extinguishment and modification	—	—	5,340	1,274
Total other expenses	4,226	4,798	20,251	13,629
Income before income taxes	33,331	19,889	86,605	57,397
Income tax expense	6,191	2,394	21,274	8,234
Net income and comprehensive income	$27,140	$17,495	$65,331	$49,163
Basic earnings per share	$0.27	$0.18	$0.66	$0.51
Diluted earnings per share	$0.27	$0.17	$0.65	$0.49
Weighted average shares outstanding:
Basic	99,108	97,057	98,514	96,587
Diluted	100,973	100,485	100,727	100,051

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$155,663	$102,728
Independent operator receivables and current portion of independent operator notes, net of allowance	9,269	10,805
Other accounts receivable, net of allowance	13,876	4,368
Merchandise inventories	308,605	334,319
Prepaid expenses and other current assets	27,076	15,137
Total current assets	514,489	467,357
Independent operator notes and receivables, net of allowance	25,990	22,535
Property and equipment, net	626,976	560,746
Operating lease right-of-use assets	926,462	902,163
Intangible assets, net	76,958	63,993
Goodwill	747,943	747,943
Other assets	10,641	7,667
Total assets	$2,929,459	$2,772,404
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$183,982	$137,631
Accrued and other current liabilities	87,871	53,213
Accrued compensation	28,252	27,194
Current portion of long-term debt	5,625	—
Current lease liabilities	63,333	54,586
Income and other taxes payable	14,650	7,890
Total current liabilities	383,713	280,514
Long-term debt, net	288,884	379,650
Deferred income tax liabilities, net	35,132	19,782
Long-term lease liabilities	1,016,634	980,759
Other long-term liabilities	2,005	1,485
Total liabilities	1,726,368	1,662,190
Stockholders' equity:
Common stock	99	98
Series A preferred stock	—	—
Additional paid-in capital	875,134	847,589
Retained earnings	327,858	262,527
Total stockholders' equity	1,203,091	1,110,214
Total liabilities and stockholders' equity	$2,929,459	$2,772,404

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	39 Weeks Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$65,331	$49,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	56,012	53,067
Amortization of intangible and other assets	7,669	5,631
Amortization of debt issuance costs and debt discounts	856	1,727
Non-cash rent	4,144	5,360
Loss on debt extinguishment and modification	5,340	1,274
Share-based compensation	25,516	24,363
Provision for accounts receivable reserves	2,777	2,773
Deferred income taxes	15,350	7,633
Other	477	890
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(13,928)	(3,509)
Merchandise inventories	25,714	(56,389)
Prepaid expenses and other assets	(11,812)	(406)
Income and other taxes payable	6,760	1,729
Trade accounts payable, accrued compensation and other liabilities	70,808	35,182
Operating lease liabilities	15,204	11,372
Net cash provided by operating activities	276,218	139,860
Cash flows from investing activities:
Advances to independent operators	(5,579)	(6,974)
Repayments of advances from independent operators	4,770	5,433
Purchases of property and equipment	(112,916)	(85,359)
Proceeds from sales of assets	24	34
Investments in intangible assets and licenses	(17,862)	(12,361)
Proceeds from insurance recoveries - property and equipment	533	—
Net cash used in investing activities	(131,030)	(99,227)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,851	5,998
Tax withholding related to net settlement of employee share-based awards	(537)	—
Proceeds from senior term loan due 2028	300,000	—
Proceeds from revolving credit facility	25,000	—
Principal payments on revolving credit facility	(25,000)	—
Principal payments on senior term loan due 2025	(385,000)	(75,000)
Principal payments on senior term loan due 2028	(3,750)	—
Principal payments on finance leases	(1,020)	(955)
Repurchase of common stock	(3,275)	(3,451)
Dividends paid	(9)	(33)
Debt issuance costs paid	(4,513)	—
Net cash used in financing activities	(92,253)	(73,441)
Net increase (decrease) in cash and cash equivalents	52,935	(32,808)
Cash and cash equivalents at beginning of period	102,728	140,085
Cash and cash equivalents at end of period	$155,663	$107,277

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income	$27,140	$17,495	$65,331	$49,163
Interest expense, net	4,226	4,798	14,911	12,355
Income tax expense	6,191	2,394	21,274	8,234
Depreciation and amortization expenses	21,886	20,154	63,681	58,698
EBITDA	59,443	44,841	165,197	128,450
Share-based compensation expenses (1)	7,535	9,084	25,516	24,363
Loss on debt extinguishment and modification (2)	—	—	5,340	1,274
Asset impairment and gain or loss on disposition (3)	117	343	460	888
Other (4)	1,048	2,521	5,227	5,378
Adjusted EBITDA	$68,143	$56,789	$201,740	$160,353

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income	$27,140	$17,495	$65,331	$49,163
Share-based compensation expenses (1)	7,535	9,084	25,516	24,363
Loss on debt extinguishment and modification (2)	—	—	5,340	1,274
Asset impairment and gain or loss on disposition (3)	117	343	460	888
Other (4)	1,048	2,521	5,227	5,378
Amortization of purchase accounting assets and deferred financing costs (5)	1,424	3,031	4,415	9,198
Tax adjustment to normalize effective tax rate (6)	(3,418)	(3,178)	(4,274)	(7,649)
Tax effect of total adjustments (7)	(2,857)	(4,192)	(12,083)	(11,372)
Adjusted net income	$30,989	$25,104	$89,932	$71,243

GAAP earnings per share
Basic	$0.27	$0.18	$0.66	$0.51
Diluted	$0.27	$0.17	$0.65	$0.49
Adjusted earnings per share
Basic	$0.31	$0.26	$0.91	$0.74
Diluted	$0.31	$0.25	$0.89	$0.71
Weighted average shares outstanding
Basic	99,108	97,057	98,514	96,587
Diluted	100,973	100,485	100,727	100,051

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(1)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with a recapitalization that occurred in fiscal 2018.
(2)Represents the write-off of debt issuance costs and debt discounts as well as debt modification costs related to refinancing and/or repayment of our credit facilities.
(3)Represents asset impairment charges and gains or losses on dispositions of assets.
(4)Represents other non-recurring, non-cash or non-operational items, such as technology upgrade implementation costs, costs related to employer payroll taxes associated with equity awards, legal settlements and other legal expenses, store closing costs, certain personnel-related costs, store closing costs and miscellaneous costs.
(5)Represents the amortization of debt issuance costs as well as the incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(6)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax expenses or benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(7)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.